Exhibit 10.2

SECURITIES EXCHANGE AGREEMENT

This SECURITIES EXCHANGE AGREEMENT (this “Agreement”), dated as of April 2, 2024, is between the Holders set forth on Schedule I hereto (each a “Holder”, and collectively, the “Holders”), FIF St. George, LLC, a Delaware limited liability company (“FIF”) and Boston Omaha Corporation, a Delaware corporation (“BOC”, and together with FIF, the “BOC Parties”).

INTRODUCTION

Reference is made to that certain Amended and Restated Limited Liability Company Agreement of the FIF dated as of April 1, 2022, by and among the members of the FIF (as amended to date, and as further amended or amended and restated from time to time, the “Operating Agreement”); capitalized terms used but not defined herein shall have the respective definitions set forth in the Operating Agreement.

Each Holder is a member of FIF and is the holder of the Units of FIF set forth opposite such Holder’s name on Schedule I (collectively, the “Units”). BOC, indirectly through its wholly-owned subsidiary, Fiber is Fast, LLC, controls all other units of FIF.

Pursuant to Section 3.6(a) of the Operating Agreement, each Holder currently has the right (the “Put Right”) to require FIF to repurchase all (but not less than all) of the Units held by such Holder at any time for an aggregate purchase price equal to the Put/Call Price multiplied by the number of Units to be so repurchased (the “Aggregate Put/Call Price”). Section 3.6(a) of the Operating Agreement provides that the Aggregate Put/Call Price is to be paid one-half in cash and one-half in the form of a subordinated promissory note.

In lieu of Holders exercising such Put Right and as an accommodation to Holders, the parties hereto desire to enter into this Agreement, pursuant to which BOC will issue to Holders an aggregate number of shares of its Class A Common Stock, $0.001 par value per share (the “Class A Common Stock”), valued at $9,000,000 in the aggregate (the “Aggregate Amount”), in the respective share totals set forth on Schedule I, in exchange for the repurchase of the Units by FIF (the “Exchange”), on and subject to the terms, conditions, and agreements set forth herein.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	SECURITIES EXCHANGE; TAX TREATMENT.

1.1    Consummation of the Exchange. The repurchase of the Units by FIF pursuant to this Agreement shall take place at remotely by the exchange of electronic documents and signatures on the date hereof (the “Closing”). At the Closing, FIF shall purchase from Holders, and Holders shall sell, transfer and assign to FIF, all of each such Holder’s respective right, title and interest in and to the Units, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, pledges, security interests and adverse claims or rights whatsoever of any kind, character or nature, other than restrictions imposed by securities laws generally and other than restrictions under the Operating Agreement. At the Closing, BOC shall issue to each Holder such number of shares of Class A Common Stock set forth opposite such Holder’s name on Schedule I (the “Shares”), with the total number of Shares being calculated by dividing (a) the Aggregate Amount, by (b) a per share price equal to the volume weighted average trading price of a share of Class A Common Stock of BOC for the thirty trading days ended on March 28, 2024, as reported on the New York Stock Exchange.

1.2    No Further Right in Units. Each Holder acknowledges and agrees that immediately following the Closing, such Holder shall cease to be a “Member” of FIF, and shall have no further right, title or interest with respect to the Units, including, without limitation, rights with respect to the Units under the Operating Agreement, whether the Put Right, or rights to vote, receive distributions or otherwise. To the extent not inconsistent with the Operating Agreement, upon consummation of the purchase and sale of the Units at the Closing, each Holder shall cease to have any obligations under the Operating Agreement with respect to the Units.

1.3    Instrument of Transfer; Further Assurances. At or prior to the Closing, each Holder shall execute and deliver to FIF an undated instrument of transfer in the form attached as Exhibit A hereto. Each Holder hereby authorizes FIF (or any agent thereof) to date such instrument of transfer as of the date of the Closing. After the Closing, each Holder shall execute and deliver such further documentation, and take such further action, as shall be reasonably requested by FIF to evidence further the completion of the transactions contemplated hereby, including without limitation the execution of unit powers or similar instruments of transfer with respect to the transfer and assignment of the Units.

1.4    Tax Treatment. Each Holder acknowledges that neither FIF nor BOC is making any representations regarding the tax treatment of the repurchase of the Units, the issuance of the Shares or the Exchange.

2.	REPRESENTATIONS AND WARRANTIES OF HOLDER. Each Holder hereby represents and warrants to the BOC Parties as follows:

2.1    Authority. Such Holder has all requisite power and authority to execute and deliver this Agreement, to carry out such Holder’s obligations hereunder, and to consummate the transactions contemplated hereby, and has obtained all necessary approvals and consents (including, without limitations, any board of directors, manager, stockholder or member consents). This Agreement has been duly executed and delivered by such Holder and shall constitute such Holder’s legal, valid and binding obligation, enforceable against it in accordance with its terms. The execution, delivery and performance of this Agreement and the other agreements, documents and instruments contemplated hereby will not result in any violation of, be in conflict with, constitute a default under, or cause the acceleration of any obligation or loss of any rights under, any law, agreement, contract, instrument, charter, by-laws, organizational document, equityholders’ agreement, license, permit, authorization, franchise or certification to which such Holder is a party or by which such Holder is bound.

2.2    Purchase Entirely for Own Account. This Agreement is made with the Holders in reliance upon each Holder’s representations to the BOC Parties, which by each such Holder’s execution of this Agreement, such Holder hereby confirms, that such Holder’s portion of the Shares will be acquired for investment for such Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Holder further represents that such Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. Such Holder has not been formed for the specific purpose of acquiring the Shares.

2.3    Information. Such Holder acknowledges and agrees (i) that it has received all the information necessary or appropriate to evaluate the merits of the transactions contemplated hereby and to decide whether or not to sell the Units in exchange for the Shares, including, without limitation, BOC’s public filings (including the most recent 10-K, the 10-Qs filed since then and the risk factors relating to the ownership of the Class A Common Stock set forth in such documents) and (ii) that it has had an opportunity to ask questions and receive answers from each of FIF and BOC regarding such party’s respective business, properties, prospects (including, without limitation, potential future financing opportunities) and financial condition and that its questions have been answered to its satisfaction. Such Holder acknowledges that any future sale of FIF’s units could be at a premium or a discount relative to the Aggregate Price, and that BOC’s Class A Common Stock may increase or decrease in value over time. Such Holder further acknowledges that, except as expressly set forth herein, no representations or warranties of any kind or character have been made to such Holder by the BOC Parties or by anyone else to induce the execution, delivery and performance of this Agreement or the consummation of the Exchange.

2.4    Restricted Securities. Such Holder understands that the Shares have not been, and may not be, registered under the Securities Act of 1933, as amended (the “Securities Act”). The availability of any specific exemption from the registration provisions of the Securities Act will depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Holder’s representations as expressed herein and status as an “affiliate” of BOC and its subsidiaries. Such Holder understands that the Shares are “restricted securities” under applicable United States federal and state securities laws and that, pursuant to these laws, such Holder must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Holder acknowledges that Transferee has no obligation to register or qualify the Shares for resale. Such Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time, manner and volume of sale, the holding period for the Shares, and on requirements relating to BOC which are outside of such Holder’s control, and which BOC is under no obligation and may not be able to satisfy.

2.5    Investment Experience; Sufficiency of Consideration. Such Holder has sufficient knowledge and experience in investing in securities to evaluate properly the merits of the transactions contemplated by this Agreement and to bear the substantial risks associated herewith. Such Holder acknowledges and agrees that the Aggregate Price and the individual number of Shares issued to each Holder were freely negotiated, and are fair and reasonable. Such Holder acknowledges and agrees that the value of the Units may be greater than the Aggregate Price, and may increase following the Closing, but that such Holder shall have no legal or equitable right to participate in, or benefit from, any such excess value or increase.

2.6    Legends.

(a)          Such Holder understands that the Shares and any securities issued in respect of or exchange for the Shares, may bear any one or more of the following legends: (i) any legend required by the securities laws of any jurisdiction to the extent such laws are applicable to the Shares represented by the certificate so legended; and (ii) the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(b)          Removal of Legends. The legend set forth in Section 2.6(a) shall be removed from the certificates evidencing the Shares upon written request from the applicable Holder (i) if such Shares are to be sold, assigned or transferred under Rule 144 (provided that such Holder provides BOC with an opinion of counsel, in a form reasonably acceptable to BOC, that such Shares are eligible for sale, assignment or transfer under Rule 144), or (ii) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Holder provides BOC with an opinion of counsel to such Holder, in a form reasonably acceptable to BOC, to the effect that such sale, assignment or transfer of such Shares may be made without registration under the applicable requirements of the Securities Act. If a legend is to be removed pursuant to the foregoing, BOC shall no later than ten (10) Business Days following the delivery by such Holder to BOC or BOC’s transfer agent (the “Transfer Agent”) (with notice to BOC) of a legended certificate representing such Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Holder as may be required above in this Section 2.6(b), as directed such Holder, either: (A) if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit the aggregate number of shares of Class A Common Stock to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to such Holder, a certificate representing such Shares that is free from the legend set forth in Section 2.6(a), registered in the name of such Holder or its designee.

2.7    Accredited Investor. Such Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

2.8    No General Solicitation. At no time has such Holder or any of its officers, directors, employees or other agents, been presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale or purchase of the securities referenced herein, whether or not such advertising or solicitation was received directly from Transferee or indirectly from a broker, finder or other person or entity.

2.9    Residence; Issuance of Shares. Such Holder’s chief executive office is located in the jurisdiction set forth next to such Holder’s name on Schedule I hereto for securities purposes. Such Holder affirms that such Holder’s portion of the Shares should be issued in the name set forth on Schedule I.

2.10    Advice of Counsel. SUCH HOLDER ACKNOWLEDGES AND AGREES THAT IT HAS HAD THE BENEFIT OF ADVICE OF INDEPENDENT COMPETENT LEGAL, TAX AND FINANCIAL COUNSEL WITH RESPECT TO ITS DECISION TO ENTER INTO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE RELEASE CONTAINED HEREIN.

2.11    Independent Counsel. Each Holder acknowledges and agrees (i) that Gennari Aronson, LLP (“GALLP”) has served, and continues to serve, as counsel to BOC Parties and certain of their affiliates (including Fiber is Fast, LLC, the other member of FIF), including in connection with this Agreement and the Exchange contemplated hereby, (ii) that GALLP has not served, and does not serve, as counsel to scuh Holder in connection with this Agreement or the Exchange contemplated hereby, (iii) that GALLP has not counseled or advised such Holder in connection with this Agreement or the Exchange contemplated hereby, (iv) that such Holder is not relying on any accounting, tax or legal advice of GALLP in connection with the purchase and sale of the Units, (v) that such Holder has been advised to obtain separate and independent accounting, tax and legal advice of its own choosing prior to entering into this Agreement and consummating the Exchange pursuant to the terms hereof, and (vi) that GALLP is an intended third party beneficiary of this paragraph.

2.12    Fundamental Representations. Such Holder acknowledges that the representations and warranties of such Holder set forth in this Section 2 are fundamental to FIF’s and BOC’s decision to enter into this Agreement and to consummate the Exchange and the other transactions contemplated hereby.

3.	REPRESENTATIONS AND WARRANTIES OF THE BOC PARTIES.

3.1    Organization of BOC Parties. BOC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. FIF is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.2    Authority. Each BOC Party has all requisite power and authority to execute and deliver this Agreement, to carry out its respective obligations hereunder, and to consummate the transactions contemplated hereby. Each BOC Party has obtained all necessary approvals for the execution and delivery of this Agreement, the performance of its respective obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each BOC Party and (assuming due authorization, execution and delivery by each Holder) shall constitute such party’s legal, valid and binding obligation, enforceable against it in accordance with its terms.

3.3    Disclosure. No representation or warranty of BOC contained in this Agreement, and no other document furnished or to be furnished to Holders at the Closing contains any untrue statement of a material fact or, to BOC’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.4    No Conflict. The execution and delivery of this Agreement and the consummation by the BOC Parties of the transactions contemplated herein do not, and will not at the Closing, in any material respect (A) conflict with or violate any of the terms of the articles of incorporation and bylaws of BOC or any organizational document of any other BOC Party or any applicable law relating to a BOC Party, (B) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation or instrument by which a BOC Party is bound or to which any property of a BOC Party is subject, or constitute a default thereunder, other than those material agreements, obligations or instruments for which a BOC Party has obtained consent for the transactions contemplated under this Agreement, (C) result in the creation or imposition of any lien on any of the assets of a BOC Party, (D) constitute an event permitting termination of any material agreement or instrument to which a BOC Party is a party or by which any property or asset of a BOC Party is bound or affected, pursuant to the terms of such agreement or instrument, other than those material agreements or instruments for which a BOC Party has obtained consent for the transactions contemplated under this Agreement, or (E) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which a BOC Party is a party or by which a BOC Party may be bound, or result in the violation by a BOC Party of any laws to which a BOC Party may be subject, which would materially adversely affect the transactions contemplated herein.

3.5     Issuance of Shares. The Shares have been duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof, and such Shares shall be fully paid and non-assessable with each Holder being entitled to all rights accorded to a holder of Class A Common Stock with respect to the Shares issued to such Holder.

4.	RELEASE; COVENANT NOT TO SUE.

4.1    Release. Each Holder, on behalf of itself and its past and present directors, managers, officers, securityholders, general and limited partners, employees, consultants, agents, administrators, representatives, attorneys, predecessors, successors and assigns (together with such Holder, such Holder’s “Releasing Parties”), hereby forever releases and discharges the BOC Parties and each of their respective past and present affiliates and all of their respective past and present members, managers, officers, securityholders, general and limited partners, employees, consultants, agents, administrators, representatives, attorneys, executors, heirs, predecessors, successors and assigns, each solely in their respective capacities as such (together with the BOC Parties, the “BOC Released Parties”) from any and all Holder Claims (as defined below), whether known or unknown, that have been or could have been asserted by any of such Holder’s Releasing Parties at any time from the beginning of the world up to and including the date of the Closing. As used herein, “Holder Claims” shall mean any and all actions, causes of action, suits, claims, complaints, contracts, liabilities, obligations, agreements, promises, torts, debts, damages, controversies, judgments, expenses, setoffs, legal obligations of any nature, debt and equity interests, rights and demands, whether existing or contingent, known or unknown, knowable or un-knowable, liquidated or non-liquidated, fixed or contingent, suspected or unsuspected, in law, in equity or otherwise, arising out of or relating to the Units owned by such Holder, such Holder’s ownership of Units or such Holder’s status as member of FIF with respect to the Units. Notwithstanding the foregoing, this release shall not be construed to impair such Holder’s right to enforce the provisions of this Agreement, or to enforce any rights that such Holder may have through the Closing under Sections 2.8 through 2.10 of the Operating Agreement (regarding indemnification, exculpation and reliance). Such Holder represents and warrants that neither it nor any other of such Holder’s Releasing Parties has assigned or transferred, or purported to assign or transfer, any Holder Claim herein released.

4.2    Covenant Not to Sue; Confidentiality. Each Holder agrees not to institute, or threaten to institute, any court action, litigation, lawsuit, claim, arbitration, investigation or other action or proceeding against any of the BOC Released Parties with respect to any Holder Claims released or purported to be released pursuant to this Agreement, and each Holder represents and warrants that none of the foregoing has been instituted by or on behalf of such Holder or any other of such Holder’s Releasing Parties. In the event that such Holder or any other of such Holder’s Releasing Parties actually commences any such action or proceeding against any of the Company Released Parties, such Holder shall pay the reasonable attorneys’ fees, costs and expenses incurred by the Company Released Parties in responding to, or defending against, such action or proceeding. Each Holder agrees that, except as may be required by law, it will not disclose this Agreement or any of its terms or provisions, directly or by implication, except to its legal and tax advisors, and then only on condition that they agree not to further disclose this Agreement or any of its terms or provisions to others, unless BOC is required to disclose this Agreement pursuant to its reporting obligations as a public company. Notwithstanding anything to the contrary, nothing contained herein shall be deemed to prohibit any person from testifying truthfully (whether in a deposition, affidavit, or otherwise) in any proceeding.

5.	ENTIRE AGREEMENT.

This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties and agreements, both written and oral, with respect to such subject matter.

6.	SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No Holder may assign this Agreement or any rights or obligations hereunder without the prior written consent of the BOC Parties. All covenants, representations and warranties made by the parties herein, or in any instrument or other writing provided for herein, shall survive the execution of this Agreement, the Closing, and the consummation of the Exchange.

7.	NO THIRD-PARTY BENEFICIARIES.

This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement, except as set forth in Section 2.11.

8.	INTERPRETATION.

The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, the parties agree that such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement, and the prohibited or invalid provision shall be deemed reformed to the extent necessary to be effective and valid under applicable law.

9.	AMENDMENT AND MODIFICATION; WAIVER.

This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

10.	NO WAIVER BY FIF.

Nothing herein shall be deemed to or shall constitute a waiver by FIF of any of its rights under the Operating Agreement.

11.	GOVERNING LAW; SUBMISSION TO JURISDICTION.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the State of Delaware. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal or state courts of the United States located in Denver, Colorado, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

12.	COUNTERPARTS.

This Agreement may be executed in one or more counterparts, and with counterpart signature pages, each of which shall be an original, but all of which when taken together shall constitute one and the same Agreement. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[Signature pages follow.]

In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

PARTY:	ADDRESS FOR NOTICE:
FIF ST. GEORGE, LLC By: /s/ Adam Peterson Name: Adam Peterson Title: Manager	1601 Dodge Street, Suite 3300 Omaha, NE 68102 Attention: Joshua Weisenburger, CFO Email: Josh@bostonomaha.com
BOSTON OMAHA CORPORATION By: /s/ Adam Peterson Name: Adam Peterson Title: Co-Chief Executive Officer	With a copy (which shall not constitute notice) to: Gennari Aronson, LLP 250 First Avenue, Suite 200 Needham, MA 02494 Attention: Neil Aronson, Esq. Email: naronson@galawpartners.com
CLEARVISION INVESTMENTS, INC. By: /s/ Kelly Nyberg Name: Kelly Nyberg Title: President	Clearvision Investments, Inc. Attn: Kelly Nyberg 435 E. Tabernacle St. St. George, Utah 84770
OPTICAL ALLUSION, LLC By: /s/ Kelly Nyberg Name: Kelly Nyberg Title: Manager	Optical Allusion, LLC Attn: Kelly Nyberg 435 E. Tabernacle St. St. George, Utah 84770

Signature Page to Securities Exchange Agreement

Schedule I

Holder:	Jurisdiction of Residence	Units of FIF Held by Such Holder	Shares To Be Issued To Such Holder	Name Under Which Shares Should Be Issued (if different)
Clearvision Investments, Inc.	Utah	181,000 Common Units	510,193	N/A
Optical Allusion, LLC	Utah	19,000 Common Units	53,557	N/A

EXHIBIT A

INSTRUMENT OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby assigns and transfers unto FIF St. George,  LLC all right, title and interest in and to __________________ Common Units of FIF St. George,  LLC, a Delaware limited liability company (the “Company”) standing in the undersigned’s name on the books of the Company, and does hereby irrevocably constitute and appoint the officers of the Company as the undersigned’s attorneys to transfer said interests on said books with full power of substitution in the premises.

Dated: ______________, 2024

[HOLDER LEGAL NAME]

By:

Name:
Title:

INSTRUMENT OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby assigns and transfers unto FIF St. George,  LLC all right, title and interest in and to 181,000 Common Units of FIF St. George,  LLC, a Delaware limited liability company (the “Company”) standing in the undersigned’s name on the books of the Company, and does hereby irrevocably constitute and appoint the officers of the Company as the undersigned’s attorneys to transfer said interests on said books with full power of substitution in the premises.

Dated: April 2, 2024

CLEARVISION INVESTMENTS, INC.

By:	/s/ Kelly Nyberg

Name:	Kelly Nyberg

Title:	President

INSTRUMENT OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby assigns and transfers unto FIF St. George,  LLC all right, title and interest in and to 19,000 Common Units of FIF St. George,  LLC, a Delaware limited liability company (the “Company”) standing in the undersigned’s name on the books of the Company, and does hereby irrevocably constitute and appoint the officers of the Company as the undersigned’s attorneys to transfer said interests on said books with full power of substitution in the premises.

Dated: April 2, 2024

OPTICAL ALLUSION, LLC

By:	/s/ Kelly Nyberg

Name:	Kelly Nyberg

Title:	Manager